Exhibit 99.1

Beta Oil & Gas, Inc. Announces Completion of Petrohawk
Energy, LLC $60,000,000 Capital Investment, New Board
of Directors and Executive Officers

FOR IMMEDIATE RELEASE – May 25, 2004

Houston,, Texas – May 25, 2004 – Beta Oil & Gas, Inc. (“Company”) (NASDAQ:BETA) announced today the closing of the previously announced transaction with Petrohawk Energy, LLC (“Petrohawk”). The shareholders of the Company voted overwhelmingly to approve the transaction, with approximately 95% of the voted shares cast in favor.

Under the terms of the definitive securities purchase agreement, Petrohawk paid $60,000,000 for 15,151,515 shares of the Company’s common stock, five-year common stock purchase warrants entitling Petrohawk to purchase up to 10,000,000 additional shares of common stock at a price of $1.65 per share, and a convertible note.  The convertible note is an unsecured five-year obligation in the amount of $35,000,000 and is convertible after two years into common stock at a conversion price of $2.00 per share.  Until maturity, interest only is payable under the note in quarterly installments at the rate of 8% per annum.  The full amount of the principal and accrued and unpaid interest will be payable on the fifth anniversary of the date of the note.

Petrohawk now owns approximately 55% of the Company’s outstanding common stock.  Petrohawk’s ownership of common stock of the Company would be approximately 73% assuming the exercise of all warrants and the conversion of the note.  Petrohawk was advised in the transaction by Mitchell Energy Advisors, Dallas, Texas.

On May 18, 2004, the Company announced a one-for-two reverse stock split to be effective on May 26, 2004.  Beginning tomorrow the Company’s common stock will trade under the symbol “BETAD” and continue to do so for a period of 20 trading days.  The reverse split was implemented to effect the conditional approval by The NASDAQ National Market of the Company’s listing application.

The Company also announced today the appointment of six new members of the Company’s board of directors. The new members are Floyd C. Wilson, Tucker Bridwell, Larry L. Helm, James L. Irish, III, David B. Miller and D. Martin Phillips. The Company’s one continuing director is Robert C. Stone, Jr.

In addition, the following persons were named executive officers of the Company:

Floyd C. Wilson - Chairman of the Board, President and Chief Executive Officer

Richard K. Stoneburner – Vice President - Exploration

Steve W. Herod – Vice President - Corporate Development

Shane M. Bayless – Vice President - Chief Financial Officer and Treasurer

The Company’s headquarters will be immediately relocated to 1100 Louisiana, Suite 4400, Houston, Texas  77002. The Company’s telephone number is now 832.204.2700.

Beta Oil & Gas, Inc. is an independent energy company engaged in the production, exploitation, exploration and development of oil and gas properties. For more information please contact Shane M. Bayless at 832.204.2727 or sbayless@petrohawk.com.

Forward-Looking Statement: This release includes certain statements that may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this release, other than statements of historical facts, that address the future direction, management and control of the Company, capital expenditures, and events or developments that the company expects or believes are forward-looking statements.  Although the Company believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance and actual results or developments may differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially from those in forward-looking statements include oil and gas prices, exploitation and exploration successes, continued availability of capital and financing, and general economic, market or business conditions.  These risks are presented in detail in our filings with the Securities and Exchange Commission. The Company has no obligation to update the statements contained in this report or to take action that is described herein or otherwise presently planned.